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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Lennox International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

2140 Lake Park Blvd.
Richardson, Texas 75080

April   , 2007

Dear Stockholders:

It is my pleasure to invite you to the 2007 Annual Meeting of Stockholders of Lennox International Inc. The meeting will be held at 9:00 a.m., local time, on Thursday, May 17, 2007, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business that will be discussed and voted upon during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote your choices as soon as possible. You have a choice of voting over the Internet, by telephone or by returning the enclosed Proxy Card by mail. You may also vote in person at the meeting. Please refer to the instructions in the enclosed materials. If you attend the meeting and wish to vote in person, the ballot you submit at the meeting will supersede your proxy.

I look forward to seeing you at the Annual Meeting of Stockholders. On behalf of management and our Board of Directors, I want to thank you for your continued support and confidence in 2007.

Sincerely,

Richard L. Thompson
Chairman of the Board

2140 Lake Park Blvd.
Richardson, Texas 75080

April   , 2007

Notice of Annual Meeting of Stockholders

To Be Held On May 17, 2007

To Our Stockholders:

Notice is hereby given that the 2007 Annual Meeting of Stockholders of Lennox International Inc. will be held on Thursday, May 17, 2007 at 9:00 a.m., local time, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083 to:

•	elect five Class III directors to hold office for a three-year term expiring at the 2010 Annual Meeting of Stockholders;

•	approve the issuance of shares of our common stock pursuant to an Agreement and Plan of Reorganization with A.O.C. Corporation; and

•	transact any other business that may properly come before the Annual Meeting of Stockholders.

A Proxy Statement, Proxy Card, Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2006 accompany this Notice.

The Board of Directors has determined that our stockholders of record at the close of business on March 26, 2007 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

By Order of the Board of Directors,

William F. Stoll, Jr.
Corporate Secretary

Your Vote is Important

To be sure your shares are represented at the Annual Meeting of Stockholders, please vote (1) by calling the toll-free number (866) 540-5760 and following the prompts, or (2) by Internet at www.proxyvoting.com/lii, or (3) by completing, dating, signing and returning your Proxy Card in the enclosed postage-paid envelope as soon as possible. You may vote in person at the Annual Meeting of Stockholders even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote.

PROXY STATEMENT

GENERAL INFORMATION REGARDING THE 2007
ANNUAL MEETING OF STOCKHOLDERS

Meeting Date and Location

The 2007 Annual Meeting of Stockholders will be held on May 17, 2007 at 9:00 a.m., local time, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083. We began mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy Card, Annual Report to Stockholders and Annual Report on Form 10-K to our stockholders on or about April   , 2007 for the purpose of soliciting proxies on behalf of our Board of Directors.

Meeting Agenda

At the meeting, you will be asked to elect five Class III directors to hold office for a three-year term expiring at the 2010 Annual Meeting of Stockholders, approve the issuance of shares of our common stock pursuant to an Agreement and Plan of Reorganization with A.O.C. Corporation and to transact any other business that is properly brought before the meeting.

Record Versus Beneficial Ownership of Shares

If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, we sent our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, Annual Report to Stockholders and Annual Report on Form 10-K directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, Annual Report to Stockholders and Annual Report on Form 10-K have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. Your broker, bank or other holder of record will also send you instructions on how to vote. If you have not heard from your broker, bank or other holder of record who holds your stock, please contact them as soon as possible.

Record Date and Number of Votes

The record date for the 2007 Annual Meeting of Stockholders is March 26, 2007. If you were a stockholder of record at the close of business on March 26, 2007, you may vote at the meeting. At the close of business on the record date, there were           shares of our common stock outstanding and entitled to vote and approximately           stockholders of record. Each stockholder is entitled to one vote per share.

Quorum and Vote Required

A quorum is required to transact business at the meeting. To achieve a quorum at the meeting, stockholders holding a majority of our outstanding shares entitled to vote must be present either in person or represented by proxy. Shares held by us in treasury will not count towards a quorum. However, abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. In the event a quorum is not present at the meeting, we expect the meeting will be adjourned or postponed to solicit additional proxies.

To be elected, nominees for director must receive a plurality of the votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee received a majority of votes cast. An affirmative vote of the majority of the votes cast (provided that the total votes cast in respect of the proposal represent more than 50% of all of our outstanding common stock entitled to vote thereon) is required for approval of the issuance of shares of our common stock pursuant to an Agreement and Plan of Reorganization with A.O.C. Corporation. Any other matters submitted to you at the meeting will be decided by a majority of the votes cast.

If you are a beneficial owner, your bank, broker or other holder of record has discretionary authority to vote your shares on the election of directors even if the bank, broker or other holder of record does not receive voting instructions from you. However, your bank, broker or other holder of record does not have authority to vote your shares to approve the issuance of shares of our common stock pursuant to an Agreement and Plan of Reorganization with A.O.C. Corporation without written instructions from you. Neither abstentions nor broker non-votes will be counted as votes cast “for” or “against” any of the proposals.

A representative of our transfer agent will tabulate the votes and act as inspector of election at the meeting.

Voting Procedures

To be sure your shares are represented at the Annual Meeting of Stockholders, please vote as soon as possible by using one of the following methods:

•	By Mail: You may complete, date, sign and return your Proxy Card in the enclosed postage-paid envelope. If you sign and return the accompanying Proxy Card and your proxy is not revoked, your shares will be voted in accordance with your voting instructions. If you sign and return your Proxy Card but do not give voting instructions, your shares will be voted as recommended by the Board of Directors.

•	By Telephone or Internet: The telephone and Internet voting procedures established by our company and administered by our transfer agent are available to our stockholders of record only. If you are a stockholder of record, you can vote by calling the toll-free number (866) 540-5760 and following the prompts or by Internet at www.proxyvoting.com/lii. You should have your Proxy Card in hand when you call or access the website. Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 16, 2007.

If you are the beneficial owner of shares held in a stock brokerage account or by a bank or other holder of record, you will not be able to vote by calling the phone number or accessing the Internet address provided above. The availability of telephone and Internet voting for beneficial owners will depend on the voting procedures of your broker, bank or other holder of record. These procedures differ from the procedures provided by our transfer agent for stockholders of record. Therefore, you should check the information forwarded to you by your broker, bank or other holder of record to find out which voting options are available to you.

If you vote by telephone or Internet and your proxy is not revoked, your shares will be voted in accordance with your voting instructions and you do not need to return your Proxy Card.

•	In Person at the Annual Meeting of Stockholders: You may vote in person at the meeting even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote. If you attend the Annual Meeting of Stockholders in person and want to vote shares you beneficially hold in street name, you must bring a written proxy from your broker, bank or other holder of record that identifies you as the sole representative entitled to vote the shares indicated.

Changing Your Vote

You can change your vote on a proposal at any time before the meeting for any reason by revoking your proxy. Proxies may be revoked by filing a written notice of revocation, which includes a later date than the proxy date, with our Corporate Secretary at or before the meeting. Proxies may also be revoked by:

•	submitting a new written proxy bearing a later date than the Proxy Card you previously submitted prior to or at the Annual Meeting of Stockholders;

•	voting again by telephone or Internet before 11:59 p.m., Eastern Time, on May 16, 2007; or

•	attending the Annual Meeting of Stockholders and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of your proxy.

In each case, the later submitted vote will be recorded and the earlier vote revoked. Any written notice of a revocation of a proxy should be sent to Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary. To be effective, the revocation must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting of Stockholders.

Other Business; Adjournments

We are not aware of any other business to be acted upon at the 2007 Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, or any reconvened meeting after any adjournment or postponement thereof, the persons named in the accompanying Proxy Card will have discretion to act on those matters according to their best judgment. In the absence of a quorum, stockholders representing a majority of the votes present in person or by proxy at the meeting may adjourn the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of 13 members, with two vacancies. In accordance with our Bylaws, the Board is divided into three classes, with each class serving a three-year term. On July 21, 2006, John W. Norris, Jr., our former Chairman of the Board, retired from the Board. Upon Mr. Norris’ retirement, Richard L. Thompson, who previously served as Vice Chairman of the Board, succeeded Mr. Norris as Chairman. The Board has determined not to fill the position of Vice Chairman at this time. In September 2006, Robert E. Schjerven advised our company of his intention to retire from his duties as Chief Executive Officer by mid-2007. On March 19, 2007, Mr. Schjerven announced his retirement from his position as Chief Executive Officer and as a member of our Board of Directors effective April 2, 2007. We wish to express our sincere appreciation to Mr. Schjerven for his unyielding commitment to our company for over twenty years and his countless contributions to our success.

Upon the recommendation of the Board Governance Committee, the Board has nominated five Class III directors for re-election to our Board of Directors to hold office for a three-year term expiring at the 2010 Annual Meeting of Stockholders. Among the nominees is Todd M. Bluedorn, Mr. Schjerven’s successor as Chief Executive Officer. All other Class I and Class II directors will continue in office, in accordance with their previous election, until the expiration of the terms of their classes at the 2008 or 2009 Annual Meeting of Stockholders.

Biographical information for each nominee for Class III director and for each current director in the classes continuing in office is provided below.

If you do not wish your shares to be voted for any particular nominee, you may withhold your vote for that particular nominee. If any nominee for Class III director becomes unavailable, the persons named in the accompanying Proxy Card may vote for any alternate designated by the incumbent Board of Directors, upon the recommendation of the Board Governance Committee, or the number of directors constituting the Board may be reduced. Despite the current vacancies on the Board, you may not vote for a greater number of directors than the number nominated.

The Board has nominated the following individuals for election as Class III directors for a three-year term expiring at the 2010 Annual Meeting of Stockholders:

Todd M. Bluedorn, 43, was appointed Chief Executive Officer and elected to the Board of Directors of our company, effective April 2, 2007. Mr. Bluedorn previously served as President, Americas—Otis Elevator Company since 2004. After beginning his career with McKinsey & Company in 1992, he accepted a position with United Technologies Corporation in 1995 as Director, Strategic Planning. He was appointed Vice President, North American Truck and Trailer—Carrier Corporation in 1996, and became Vice President, Southeast Asia Region for Carrier Corporation in 1998. In 2000, Mr. Bluedorn was named President, Hamilton Sundstrand Industrial and became President, North America—Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation in 2001.

Janet K. Cooper, 53, has served as a director of our company since 1999. In 2002, Ms. Cooper was named Senior Vice President and Treasurer of Qwest Communications International Inc. From 2001 to 2002, she served as Chief Financial Officer and Senior Vice President of McDATA Corporation, a global leader in open storage networking solutions. From 2000 to 2001, she served as Senior Vice President, Finance of Qwest. From 1998 to 2000, she served in various senior level finance positions at US West Inc., a regional Bell operating company, including Vice President, Finance and Controller and Vice President and Treasurer. From 1978 to 1998, Ms. Cooper served in various capacities with the Quaker Oats Company, including Vice President, Treasurer and Tax from 1997 to 1998 and Vice President, Treasurer from 1992 to 1997. Ms. Cooper serves on the Board of Directors of The TORO Company, a manufacturer of equipment for lawn and turf care maintenance, and Qwest Asset Management Co.

C. L. (Jerry) Henry, 65, has served as a director of our company since 2000. Mr. Henry was formerly Chairman, President and CEO of Johns Manville Corporation, a leading manufacturer of insulation and building products. Prior to his position with Johns Manville, he served as Executive Vice President and Chief Financial Officer for E. I. du Pont de Nemours and Company, a global science and technology company. Mr. Henry currently serves as a director of Georgia Gulf Corp., a leading manufacturer and worldwide marketer of several integrated lines of commodity chemicals and polymers.

Terry D. Stinson, 65, has served as a director of our company since 1998. Mr. Stinson currently serves as President North America—Commercial of Thomas Group, Inc., an international, publicly traded business consulting firm that creates and implements customized improvement strategies for sustained performance improvements in all facets of the business enterprise. In addition, Mr. Stinson has served as Chief Executive Officer of his own consulting practice, Stinson Consulting, LLC, engaged in strategic alliances and marketing for the aerospace industry, since 2001. From 2002 to 2005, Mr. Stinson served as Chief Executive Officer of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. Prior to that position, he had been the President of Hamilton Standard Division of United Technologies Corporation, a defense supply company, since 1986. Mr. Stinson currently serves on the Board of Directors of Triumph Group, Inc., a global leader in supplying and overhauling aerospace and industrial gas turbine systems and components.

Richard L. Thompson, 67, has served as a director of our company since 1993. He served as Vice Chairman of the Board from February 2005 to July 2006 and was appointed Chairman of the Board in July 2006. Mr. Thompson served as Group President and Member of the Executive Office of Caterpillar Inc., a manufacturer of construction and mining equipment, from 1995 until his retirement in 2004. He joined Caterpillar in 1983 as Vice President, Customer Services. In 1989, he was appointed President of Solar Turbines Inc., a wholly-owned subsidiary of Caterpillar and manufacturer of gas turbines. From 1990 to 1995, he served as Vice President of Caterpillar, with responsibility for its worldwide engine business. Previously, he held the positions of Vice President of Marketing and Vice President and General Manager, Components Operations of RTE Corporation, a manufacturer of electrical distribution products. Mr. Thompson serves as a director of Gardner Denver, Inc., a manufacturer of air compressors, blowers and petroleum pumps, and of NiSource Inc., a natural gas and electric utility. In addition, he is a former Director of the National Association of Manufacturers, the nation’s largest industrial trade association.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE ABOVE NOMINEES.

The following Class I directors’ terms will continue until the 2008 Annual Meeting of Stockholders:

Thomas W. Booth, 49, has served as a director of our company since 1999. Mr. Booth was appointed Vice President of Operations Services of Service Experts Inc., one of our subsidiaries, in October 2006. Previously, Mr. Booth had served as Vice President of Corporate Technology for our company since 2002. In 2000, he was appointed Vice President, Advanced Heat Transfer of Heatcraft Inc., a subsidiary of our company. From 1997 to 1999, he served as Director, Business Development of Heatcraft Inc. Mr. Booth joined our company in 1984 and has served in various capacities, including District Manager for the Baltimore/Virginia sales branch of Lennox Industries Inc., a subsidiary of our company, from 1994 to 1997. He currently serves on the Board of Directors of Employers Mutual Casualty Company, a casualty insurance company.

James J. Byrne, 71, has served as a director of our company since 1990. He has been Chairman of Byrne Technology Partners, Ltd., a firm that provides interim management at the CEO and senior executive levels for technology companies, since 1995. Mr. Byrne assists his clients by assuming executive responsibility with their investments and in that regard served as Chairman and Chief Executive Officer of OpenConnect Systems Incorporated, a developer of computer software products, from 1999 to 2001. Mr. Byrne currently serves as the Chief Executive Officer and as a Board member of the Entrepreneurs Foundation of North Texas, an organization that promotes community involvement and philanthropy with emerging technology companies. Prior to his current roles, he held a number of positions in the technology industry including President of Harris Adacom Corporation, a network products and services company, Senior Vice President of United Technologies Corporation’s Semiconductor Operation and President of the North American Group of Mohawk Data Sciences, a manufacturer of distributed computer products. Mr. Byrne began his career in technology with General Electric Company. He currently serves as a director of Healthaxis Inc., a claims processing outsourcing company for the health care benefits industry, and is a Fellow and Director of the Legacy Center for Public Policy.

John W. Norris, III, 49, has served as a director of our company since 2001. Mr. Norris currently serves as the Project Coordinator for the Northern Forest Center and is the Chairman of the Environmental Funders Network. From 2000 to 2005, he served as the Associate Director of Philanthropy for the Maine Chapter of The Nature Conservancy. Mr. Norris was Co-Founder and President of Borealis, Inc., an outdoor products manufacturer, from 1988 to 2000 and served as an economic development Peace Corps Volunteer in Jamaica, West Indies from 1985 to 1987. Before joining the Peace Corps, Mr. Norris completed a graduate school internship at Lennox Industries Inc., a subsidiary of our company, in 1983. He has served on the Board of Trustees for GlobalQuest, an international experiential educational organization, since 1999. He also serves on the Board of the Maine Philanthropy Center, Common Good Ventures and the Cape Elizabeth Education Foundation. Previously, Mr. Norris served on the Board of Advisors for Businesses for the Northern Forest Center and the Center for Cultural Exchange.

Paul W. Schmidt, 62, has served as a director of our company since 2005. At the end of 2006, Mr. Schmidt retired from his position as Corporate Controller of General Motors Corporation, a position he had held since 2002. He began his career in 1969 as an analyst with the Chevrolet Motor Division of General Motors and subsequently served in a wide variety of senior leadership roles for General Motors, including financial, product, and factory management, business planning, investor relations and international operations. Mr. Schmidt also served as Director of Capital, Performance and Overseas Analysis in General Motors’s New York Treasurer’s Office.

The following Class II directors’ terms will continue until the 2009 Annual Meeting of Stockholders:

Linda G. Alvarado, 55, has served as a director of our company since 1987. She has served as President and Chief Executive Officer of Alvarado Construction, Inc., a commercial development and general contracting firm specializing in commercial, government and industrial construction, since 1976. She currently serves on the Boards of Directors of Qwest Communications International Inc., a telecommunications company; Pepsi Bottling Group, Inc., a soft drink and beverage company; 3M Company, a diversified technology company; and Pitney Bowes Inc., an office equipment and services company. Ms. Alvarado is also a partner in the Colorado Rockies Baseball Club.

Steven R. Booth, 47, has served as a director of our company since 2002. He became the President and CEO of Polytech Molding Inc., a plastic injection molding company serving the industrial, health care and automotive markets, in 2001. From 1994 to 2001, Mr. Booth was employed by Process Science Inc., a designer and manufacturer of equipment and products using hydrostatic extrusion technology.

John E. Major, 61, has served as a director of our company since 1993. Mr. Major is President of MTSG, a company that provides consulting, management and governance services, which he formed in 2003. From 2003 to 2006, he served as Chief Executive Officer of Apacheta Corporation, a mobile wireless software company whose products are used to manage inventory and deliveries. From 2000 to 2003, he served as Chairman and Chief Executive Officer of Novatel Wireless, Inc., a leading provider of wireless Internet solutions. Prior to joining Novatel Wireless, Mr. Major served as President and CEO of Wireless Knowledge, Inc., a joint venture between Microsoft Corporation and QUALCOMM Inc., from 1998 through 1999. From 1997 to 1998, he served as Executive Vice President of QUALCOMM and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Chief Technology Officer at Motorola, Inc., a manufacturer of telecommunications equipment, and Senior Vice President and General Manager for Motorola’s Worldwide Systems Group of the Land Mobile Products Sector. Mr. Major currently serves on the Board of Directors of Littelfuse, Inc., a manufacturer of fuses; Broadcom Corporation, a semiconductor manufacturing company; and the Rancho Santa Fe Foundation.

Jeffrey D. Storey, M.D., 41, has served as a director of our company since 2006. He is a founding partner and President of Cheyenne Women’s Clinic in Cheyenne, Wyoming, a position he has held since 2004. From 1999 to 2004, Dr. Storey was a physician and partner at Cheyenne Obstetrics and Gynecology. Dr. Storey graduated from Dartmouth Medical School in 1993 and has been a practicing obstetrician/gynecologist since 1997. He is also a Lieutenant Colonel and flight surgeon serving as Chief of Aerospace Medicine for the Wyoming Air National Guard and a veteran of Operation Enduring Freedom. Dr. Storey is a fellow in the American College of Obstetricians and Gynecologists and serves as an Adjunct Clinical Faculty Member for the University of Wyoming, Department of Family Practice.

The following family relationships exist among certain members of our Board of Directors:

•	Steven R. Booth and Thomas W. Booth are brothers; and

•	John W. Norris, III, Steven R. Booth, Thomas W. Booth and Jeffrey D. Storey, M.D. are great-grandchildren of D.W. Norris, one of our original owners.

PROPOSAL 2:
APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK PURSUANT TO AN AGREEMENT AND PLAN OF REORGANIZATION WITH A.O.C. CORPORATION

The Proposal and Background of the Transaction

We are seeking stockholder approval for a proposal to issue up to 2,239,589 shares of our common stock pursuant to an Agreement and Plan of Reorganization, dated March 16, 2007 (the “Reorganization Agreement”), between our company and A.O.C. Corporation (“AOC”), a copy of which is attached as Exhibit A to this Proxy Statement. We will issue these shares in exchange for 2,695,770 shares of our common stock owned by AOC, which will result in a reduction in the number of outstanding shares of our common stock by up to 456,181 shares at minimal cost to us. Consummation of the transaction is subject to the satisfaction of certain conditions, including obtaining approval by the holders of our common stock of the issuance of up to 2,239,589 shares of our common stock as described in more detail below.

AOC is the legal successor to the Armstrong Ohio Corporation, which was in the business of manufacturing furnaces and other heating appliances. In the late 1950s, Armstrong Ohio Corporation sold its assets and invested the cash proceeds in marketable securities. Through the years, AOC sold the marketable securities and used the proceeds to purchase the then privately held shares of our common stock from the AOC stockholders and our management when such persons desired to sell shares of our common stock for cash. AOC’s assets consist solely of 2,695,770 shares of our common stock and cash. AOC would like to collapse its structure so that its assets are owned directly by its shareholders.

In order to achieve this objective, Thomas W. Booth, the President of AOC and a director of our company and Vice President of Operations of Services of Service Experts Inc., one of our subsidiaries, submitted a proposal, by letter dated August 22, 2005, to Robert E. Schjerven, our Chief Executive Officer at that time. The August 22 letter proposed to undertake a restructuring of AOC (the “AOC Restructuring”), whereby AOC would transfer 2,695,770 shares of our common stock in exchange for 2,395,770 shares of our common stock. Following this transfer, AOC would liquidate and distribute the shares of our common stock to its shareholders. AOC’s proposal stated that this transaction is intended to qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, which means that no gain or loss would be recognized by the AOC shareholders when they receive shares of our common stock upon liquidation of AOC. The proposal also provided that consummation of the AOC Restructuring would be contingent upon obtaining a private letter ruling from the Internal Revenue Service that the transaction would qualify as a tax-free reorganization.

On September 16, 2005, Linda G. Alvarado, James J. Byrne, Janet K. Cooper, C.L. (Jerry) Henry, John E. Major, Walden W. O’Dell, Paul W. Schmidt, Terry D. Stinson and Richard L. Thompson, the disinterested members of our Board of Directors at that time, met with Mr. Schjerven, Susan K. Carter, our Chief Financial Officer, and William F. Stoll, Jr., our Chief Legal Officer, to review the proposal from AOC. The disinterested directors discussed the proposal and asked management to research certain issues and report their findings to Mr. Thompson. On October 10, 2005, Mr. Stoll met with Mr. Thompson by telephone to report management’s findings. Subsequent to that meeting, it was decided not to pursue the AOC Restructuring at that time for reasons primarily related to corporate priorities and not the merits of the transaction. On October 12, 2005, Mr. Stoll transmitted a letter to Mr. Booth, which advised AOC that we did not believe it to be in our best interests to entertain AOC’s proposal at that time.

On October 23, 2006, Mr. Booth submitted to Mr. Schjerven a second proposal for the AOC Restructuring that was substantially identical to the prior proposal submitted on August 22, 2005. Management of our company discussed the transaction with Mr. Thompson who authorized the commencement of preliminary discussions with AOC and the transmittal of a response to AOC. On November 17, 2006, on behalf of our disinterested directors, Mr. Stoll delivered a letter to Mr. Booth in which he stated that the consideration that AOC proposed to be paid by us in the AOC Restructuring (2,395,770 shares of our common stock) was excessive in light of the efforts required by us and the benefits to be received by AOC. Mr. Stoll’s letter proposed instead that we pay 2,223,770 shares of our common stock in the AOC Restructuring and that, in order to make the transaction “costless” to us, that AOC reimburse us for all of our out-of-pocket expenses related to the transaction. In addition, Mr. Stoll proposed that (1) as a requirement to the consummation of the AOC Restructuring, the private letter ruling from the Internal Revenue Service anticipated to be received by AOC be satisfactory to us and (2) the shares of our common stock be issued pursuant to an exemption from registration under the Securities Act of 1933.

On November 30, 2006, Mr. Booth responded to our proposal and suggested that we pay 2,295,770 shares of our common stock in the AOC Restructuring and that AOC would reimburse our expenses, subject to a cap. In addition, Mr. Booth’s November 30 proposal stated that if we were unwilling to register the shares of our common stock issued to AOC, then the number of shares it was willing to receive as consideration was subject to change to take into account an appropriate discount for restricted securities.

On December 6, 2006, Mr. Schjerven, Ms. Carter and Mr. Stoll reviewed the status of the AOC discussions with the Audit Committee of the Board of Directors (which was comprised of Mr. Henry, Ms. Cooper, Mr. Major and Mr. Schmidt at that time) and Mr. Thompson. The Audit Committee authorized management to proceed with negotiations with AOC within certain parameters. Following the Audit Committee meeting, Mr. Stoll contacted Mr. Booth and suggested a meeting to discuss the transaction.

On December 13, 2006, Mr. Stoll, David Dorsett, our Vice President, Tax, and representatives from Baker Botts L.L.P., counsel to our company, met with Mr. Booth and representatives from Thompson & Knight LLP, counsel to AOC, to discuss the AOC Restructuring. Mr. Stoll again stated that the disinterested members of our Board of Directors desired to share equally the benefits of the AOC Restructuring, and the parties discussed the benefits and costs of each party to the transaction. Mr. Booth and Mr. Stoll again met on January 12, 2007 and Mr. Booth proposed that we pay 2,270,534 shares of our common stock in the AOC Restructuring. As a result of such conversations, on January 25, 2007, Mr. Stoll proposed that we pay consideration of 2,239,589 shares of our common stock in the AOC Restructuring and that AOC reimburse us for all of our expenses related to such transaction up to a maximum of $250,000, regardless of whether the transaction is consummated. Mr. Stoll also proposed that the shares of our common stock would be issued in a transaction exempt from the registration requirements of the Securities Act of 1933. Mr. Booth later advised Mr. Stoll that the proposal had been accepted by AOC’s board of directors. On February 2, 2007, AOC provided us with a draft of the Reorganization Agreement and the terms of such agreement were negotiated by our representatives and representatives of AOC over the next several weeks.

On February 20, 2007, Mr. Stoll met with the Audit Committee of our Board of Directors (comprised of Mr. Schmidt, Ms. Cooper, Mr. Henry and Mr. Major) and updated them on the status of discussions with AOC. The Audit Committee approved the AOC Restructuring on the terms described above and resolved to recommend the AOC Restructuring to our Board of Directors. On February 26, 2007, our Board of Directors met with management and discussed and reviewed the terms of the AOC Restructuring (Steven R. Booth, Thomas W. Booth, John W. Norris, III and Jeffrey D. Storey, M.D. did not participate in the meeting because of their interest in the transaction as discussed below under ‘‘—Interests of Certain Persons in the Transaction”). The disinterested directors approved the AOC Restructuring on the terms described above, authorized management to negotiate and enter into the Reorganization Agreement and directed that the issuance of up to 2,239,589 shares of our common stock in exchange for the 2,695,770 shares of our common stock owned by AOC be submitted to our stockholders for approval. On March 16, 2007, the Reorganization Agreement was executed by our company and AOC.

Reasons for the Transaction

The disinterested directors of our Board of Directors believe that it is in the best interests of our company and our stockholders to approve the issuance of up to 2,239,589 shares of our common stock in exchange for the 2,695,770 shares of our common stock owned by AOC. The disinterested directors considered a number of factors, including those set forth below, in reaching its decision to approve the transaction and to recommend its approval to our stockholders:

•	In September 2005, we announced that our Board of Directors had authorized a stock repurchase program to repurchase up to ten million shares of our common stock. As of December 31, 2006, we had repurchased 6,357,041 shares of our common stock under this program. The disinterested directors believe that the AOC Restructuring represents an additional way to increase stockholder value by further reducing the number of outstanding shares of our common stock at minimal cost to us.

•	The disinterested directors believe that it is appropriate for us to share equally with AOC and its shareholders the economic benefits of the AOC Restructuring. Based on their analysis, the disinterested directors believe that 2,239,589 shares of our common stock appropriately shares such benefits.

The Reorganization Agreement

On March 16, 2007, we entered into the Reorganization Agreement with AOC, which provides that we will issue 2,239,589 shares of our common stock (subject to reduction if cash is delivered in lieu of fractional shares) in exchange for 2,695,770 shares of our common stock owned by AOC. AOC’s assets consist solely of cash and the 2,695,770 shares of our common stock. As soon as practicable following the exchange of our common stock, AOC will distribute the newly acquired shares of our common stock pro-rata to its shareholders. The liquidation and distribution will be structured so that the issuance of shares of our common stock will be exempt from registration under the Securities Act of 1933.

Pursuant to the Reorganization Agreement, each of our company and AOC has made various customary representations, warranties and covenants. Among other things, AOC has agreed to (1) reimburse us for all out-of-pocket expenses reasonably incurred by us up to $250,000, (2) take all commercially reasonable actions to hold a special meeting of AOC shareholders for approval of the transfer to us of the 2,695,770 shares of our common stock owned by AOC and the subsequent dissolution of AOC, and (3) recommend (subject to AOC’s board of directors’ fiduciary obligations to its shareholders) the approval of such transaction to the AOC shareholders. Among other things, we have agreed to (1) submit a proposal to our stockholders to approve the issuance of up to 2,239,589 shares of our common stock and to recommend (subject to our Board of Directors’ fiduciary obligations to our stockholders) the approval of such issuance, (2) prepare a private placement memorandum for the purpose of satisfying an exemption from registration of the issuance of up to 2,239,589 shares of our common stock and (3) submit an application to the New York Stock Exchange for the listing of the shares to be issued by us under the Reorganization Agreement. Our company and AOC have both agreed to treat the reorganization as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and to file all tax returns consistently with such treatment.

Consummation of the transaction is subject to the satisfaction of certain conditions, including (1) receipt of a private letter ruling from the Internal Revenue Service that the transaction would qualify as a tax-free reorganization, (2) approval for listing on the New York Stock Exchange of the shares of our common stock to be issued in the AOC Restructuring, (3) approval by the holders of at least two-thirds of the outstanding AOC stock entitled to vote thereon, (4) approval by a majority of the votes cast by our stockholders (provided that the total votes cast in respect of the proposal represent more than 50% of all of our outstanding common stock entitled to vote thereon) and (5) execution of a registration rights agreement that would provide certain piggy back registration rights to the AOC shareholders.

The Reorganization Agreement may be terminated and the transaction abandoned at any time prior to closing (a) by the mutual written consent of AOC and our company, (b) by AOC following any breach by us of any of our representations and warranties or covenants that is not cured within five days, (d) by us following any breach by AOC of any of its representations and warranties or covenants that is not cured within five days, (e) by either party if either the AOC shareholders or our stockholders do not approve the transaction or (f) by either party if the transaction has not been consummated by September 30, 2007.

Interests of Certain Persons in the Transaction

In considering the Board’s recommendation to approve the issuance of up to 2,239,589 shares of our common stock pursuant to the Reorganization Agreement, you should be aware that certain of our directors have certain interests with respect to the AOC Restructuring that are different from, or in addition to, the interests of our public stockholders. Our Board was aware of these interests and considered them, among other matters, in approving the issuance of shares of our common stock pursuant to the Reorganization Agreement and in recommending that our stockholders approve the same. Based on the closing price of our common stock on the New York Stock Exchange on March 6, 2007, the 2,239,589 shares of our common stock to be issued pursuant to the Reorganization Agreement are valued at approximately $78,027,281.

The table below lists each of such interested directors, together with any immediate family member of such director who has a similar interest (we refer to such individuals herein as the Related Persons), the basis for which such individual is a Related Person, such individual’s percentage ownership in AOC, the approximate number of shares of our common stock to be received by such individual pursuant to the Reorganization Agreement and the approximate dollar value of such shares.

				Approximate Dollar
			Approximate Number	Value of the Shares
			of Shares of Lennox	of Our Common Stock
			Common Stock to be	to be Received
		Percentage	Received Pursuant	Pursuant to the
Name of	Basis on which the	Ownership	to the Reorganization	Reorganization
the Related Person	Individual is a Related Person	of AOC(1)	Agreement	Agreement(2)

Steven R. Booth	Director of our company	1.02%	22,732	$791,983
Thomas W. Booth	Director of our company	1.02%	22,732	791,983
	President and director of AOC
Richard W. Booth	Father of Steven R. Booth and Thomas W. Booth	8.69%	194,589	6,779,481
	Treasurer and Director of AOC
Richard W. Booth Trust	Thomas W. Booth has voting control of the trust	0.60%	13,458	468,877
Nancy E. Roman	Sister of Steven R. Booth and Thomas W. Booth	1.02%	22,732	791,983
John W. Norris, III	Director of our company	0.05%	1,091	38,010
John W. Norris, Jr.	Father of John W. Norris, III and former Chairman of the Board of our company	0.14%	3,092	107,725
Julie Ann Norris	Sister of John W. Norris, III and trustee for the Julie Ann Norris Living Trust	0.11%	2,364	82,362
Jeffrey C. Norris	Brother of John W. Norris, III	0.11%	2,364	82,362
Robert W. Norris	Brother of John W. Norris, Jr.	0.14%	3,092	107,725
Megan E. Norris	Sister of John W. Norris, Jr.	2.83%	63,287	2,204,919
Jeffrey D. Storey, M.D.	Director of our company	—	—	—
Lynn B. Storey	Mother of Jeffrey D. Storey, M.D.	6.69%	149,852	5,220,844

TOTAL			501,385	$17,468,253

(1)	Based on 12,315 shares of AOC common stock outstanding at December 31, 2006.

(2)	Based on the closing price of our common stock on the New York Stock Exchange on March 6, 2007.

There are no special benefits provided for any of the Related Persons under the Reorganization Agreement. Each Related Person’s participation in the AOC Restructuring arises out of his or her ownership of common stock of AOC and will be on the same basis as all other shareholders of AOC.

Reasons for Seeking Stockholder Approval

We are seeking stockholder approval of the issuance of shares to AOC pursuant to the Reorganization Agreement as required by paragraph 312.03(b) of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”) because the issuance would result in the issuance of shares of common stock greater than one percent of our outstanding shares of common stock to AOC, an entity in which certain of our directors have a direct interest.

Pursuant to Section 312.03 of the NYSE Manual, an affirmative vote of the majority of the votes cast (provided that the total votes cast in respect of the proposal represent more than 50% of all of our outstanding common stock entitled to vote thereon) is required for approval of this proposal. As of February 1, 2007, Thomas W. Booth, Stephen R. Booth, John W. Norris, III and Jeffrey D. Storey, M.D., each a member of our

Board of Directors, collectively owned approximately 9% of our outstanding shares of common stock. Each of them has indicated that they currently intend to vote their shares of common stock in favor of the proposal.

Financial and Other Information

In connection with this proposal, we hereby incorporate by reference the financial statements and the notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which includes our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our Qualitative and Quantitative Disclosures about Market Data. A copy of our Annual Report on Form 10-K accompanies this Proxy Statement and is available on our website at www.lennoxinternational.com by following the links “Financials—SEC Filings.” Stockholders may also receive a free copy of all information incorporated by reference into this Proxy Statement by sending a written request to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations, or calling (972) 497-5000. For more information about us, please see our other reports filed with the Securities and Exchange Commission, copies of which can be found on our website at www.lennoxinternational.com or at www.sec.gov.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE REORGANIZATION AGREEMENT.

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require a majority of our directors to be “independent.” Pursuant to New York Stock Exchange listing standards, our Board of Directors has adopted a formal definition of “independent” for the purpose of determining whether a particular director or nominee meets the independence standards of our company and the New York Stock Exchange. In accordance with this definition, a director must be determined to have no personal, professional, familial or other relationship with our company other than as a director. The definition specifies the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with our company or our independent registered public accountants. The definition also prohibits directors from receiving any compensation from our company other than in his or her capacity as a director and from participating in any interlocking directorship where an executive officer of our company serves on the compensation committee of another company that concurrently employs the director. The full text of our definition of an independent director can be found on our website at www.lennoxinternational.com by following the links “About Us—Corporate Governance—Definition of Independent Director.”

Applying these standards and the independence standards of the New York Stock Exchange, the Board has determined that the following directors are independent: Linda G. Alvarado, James J. Byrne, Janet K. Cooper, C. L. (Jerry) Henry, John E. Major, Paul W. Schmidt, Terry D. Stinson and Richard L. Thompson.

A majority of our Board of Directors is independent, which helps ensure good corporate governance and strong internal controls. We believe we are in compliance with the corporate governance requirements of the New York Stock Exchange, the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002.

Board of Directors and Board Committees

The Board of Directors met eight times in 2006. All directors attended in excess of 75% of the total number of meetings of the Board and committees of the Board on which they served, except David V. Brown who attended 50% of the total number of meetings of the Board and committees of the Board on which he served prior to his retirement on April 20, 2006. The Board of Directors does not currently have a policy with regard to attendance of Board members at the Annual Meeting of Stockholders. Four directors attended our 2006 Annual Meeting of Stockholders.

The standing committees of the Board are as follows: Audit, Board Governance, Compensation and Human Resources, Acquisition, Pension and Risk Management and Public Policy. The Board has adopted charters for each of these committees which are available on our website at www.lennoxinternational.com by following the links “About Us—Corporate Governance—Committee Charters.” Stockholders may also receive a free copy of these documents by sending a written request to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations, or calling (972) 497-5000.

Audit Committee.  The Audit Committee, currently composed of Mr. Schmidt, Chairperson, Ms. Cooper, Mr. Henry and Mr. Major, met 15 times in 2006. The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements and related systems of internal control, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. Each Audit Committee member is independent as independence for audit committee members is defined by the New York Stock Exchange and satisfies the New York Stock Exchange’s financial literacy requirements. The Board of Directors has determined that Mr. Schmidt, Chairperson of the Audit Committee, is an audit committee financial expert as defined by the Securities and Exchange Commission.

Board Governance Committee.  The Board Governance Committee, currently composed of Mr. Stinson, Chairperson, Mr. Henry and Mr. Schmidt, met five times in 2006. Each member of the Board Governance Committee is independent as independence for nominating committee members is defined by the New York Stock Exchange. The Board Governance Committee assists the Board by identifying individuals qualified to become Board members, developing and periodically reviewing the criteria for Board membership, making recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees and developing and recommending to the Board the Corporate Governance Guidelines and codes of conduct applicable to our company.

Compensation and Human Resources Committee.  The Compensation and Human Resources Committee, currently composed of Mr. Byrne, Chairperson, Ms. Alvarado, Mr. Major and Mr. Stinson, met four times in 2006. Each member of the Compensation and Human Resources Committee is independent as independence for compensation committee members is defined by the New York Stock Exchange. The Compensation and Human Resources Committee assists the Board in the discharge of its responsibilities relating to our compensation and benefits programs, oversight of our incentive plans, compensation of our directors, executive officers and other key employees and the development of executive succession and development plans.

The Compensation and Human Resources Committee approves all decisions relating to the compensation of our executive officers. In accordance with its charter, the committee reports to the full Board of Directors on a regular basis and seeks Board approval for certain actions. The committee forms and delegates authority to subcommittees when appropriate. For example, in 2006, the committee formed a subcommittee to assist in identifying candidates to succeed Mr. Schjerven as Chief Executive Officer of our company upon his retirement. Our Chief Executive Officer and, in some cases, other executive officers, make recommendations to the Compensation and Human Resources Committee with respect to various elements of executive and non-employee director compensation. In addition, our Chief Administrative Officer, who acts as management’s liaison to the committee, and our human resources department support the committee in the execution of its duties. Pursuant to its charter, the committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party compensation consultants. To that end, the committee has engaged Mercer Human Resource Consulting LLC as its executive compensation consultant to provide objective analysis, advice and recommendations in connection with the committee’s decision-making process. See “Executive Compensation—Compensation Discussion and Analysis” for further information regarding executive compensation decisions.

Acquisition Committee.  The Acquisition Committee, currently composed of Mr. Major, Chairperson, Mr. T. Booth, Mr. Byrne and Mr. Stinson, met five times in 2006. The Acquisition Committee is responsible for evaluating and making recommendations to the Board of Directors regarding potential acquisitions and divestitures.

Pension and Risk Management Committee.  The Pension and Risk Management Committee, currently composed of Mr. S. Booth, Chairperson, Mr. T. Booth, Ms. Cooper, Mr. Norris, Mr. Schmidt and Dr. Storey met three times in 2006. The Pension and Risk Management Committee is responsible for overseeing the administration of our pension and profit sharing plans, overseeing matters relating to our insurance coverage, reviewing legal liability matters, environmental issues and other matters relating to safety and risk management.

Public Policy Committee.  The Public Policy Committee, currently composed of Mr. Norris, Chairperson, Ms. Alvarado, Mr. S. Booth, Mr. Byrne and Dr. Storey, met once in 2006. The Public Policy Committee is responsible for developing educational programs for new and continuing directors and overseeing our position on corporate social responsibilities and public issues of significance that affect our stockholders.

Director Nominee Criteria and Nomination Process

The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Board Governance Committee. In this capacity, the Board Governance Committee develops and periodically reviews the criteria for Board membership, identifies new director candidates and makes recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees. Qualifications required of individuals for consideration for Board membership will vary according to the particular areas of expertise being sought as a compliment to the existing Board composition at the time of any vacancy. Appropriate criteria for Board membership include:

•	integrity, interpersonal skills and effectiveness, accountability and high performance standards;

•	high levels of leadership experience in business, substantial knowledge of issues faced by publicly traded companies, experience in positions demonstrating expertise, including on other boards of directors, financial acumen, industry knowledge, diversity of view points, experience in international markets and strategic planning;

•	expertise under the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission;

•	ability and willingness to represent the stockholders’ long and short-term interests, awareness of our responsibilities to our customers, employees, suppliers, regulatory bodies and the communities in which we operate and willingness to advance his or her opinions while supporting the majority Board decision assuming questions of ethics or propriety are not involved;

•	ability to understand and distinguish between the roles of governance and management; and

•	availability and commitment.

The Board Governance Committee typically retains a third-party search firm to assist in identifying and evaluating potential new director candidates.

When a vacancy occurs on the Board, the Board Governance Committee recommends to the Board a nominee to fill the vacancy. The Board Governance Committee also evaluates and recommends to the Board nominees for election to our Board of Directors at our Annual Meeting of Stockholders.

Stockholder Nominations for Director

The Board Governance Committee considers nominees for election to the Board of Directors recommended by stockholders. A stockholder wishing to nominate a candidate for election to the Board at a meeting of the stockholders is required to give written notice to our Corporate Secretary of his or her intention to make a nomination. We must receive the notice of nomination at least 60 days but no more than 90 days prior to the

Annual Meeting of Stockholders, or if we give less than 70 days notice of the Annual Meeting of Stockholders date, the notice of nomination must be received within 10 days following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders for the election of directors, we must receive the notice of nomination within 10 days following the date on which notice of such meeting is first given to stockholders. Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the Board Governance Committee to determine if the candidate meets our criteria for Board membership. The Board Governance Committee may require that the proposed nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded. Stockholder nominees whose nominations comply with the foregoing procedure and who meet the criteria described above under the heading “Director Nominee Criteria and Nomination Process” and in our Corporate Governance Guidelines, will be evaluated by the Board Governance Committee in the same manner as the Board Governance Committee’s nominees.

Stockholder Communications with Directors

Stockholders may send written communications to the Board by:

•	sending an email to the Board at directors@lennoxintl.com; or

•	mailing a written communication to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Board of Directors, c/o Investor Relations.

Communications addressed to the Board will be received by our Investor Relations department and reviewed by the Corporate Secretary. The Corporate Secretary will:

•	refer substantiated allegations of improper accounting, internal controls or auditing matters affecting our company to the Audit Committee Chairperson;

•	refer substantiated allegations of other improper conduct affecting our company to the Chairman of the Board;

•	advise the Board at its regularly scheduled meetings of material stockholder communications; and

•	refer questions concerning our products, services and human resources issues to the appropriate department for a response.

Interested parties may communicate with non-management directors of the Board by sending written communications to the addresses listed above to the attention of the Chairman of the Board.

Other Corporate Governance Policies

Code of Conduct and Code of Ethical Conduct.  We have adopted a Code of Conduct that applies to all of our directors, executive officers and employees. We have also adopted a Code of Ethical Conduct applicable to our senior financial and principal executive officers. Amendments to and waivers, if any, from our Codes of Conduct and Ethical Conduct will be disclosed on our website. Our Codes of Conduct and Ethical Conduct are available on our website at www.lennoxinternational.com by following the links “About Us—Corporate Governance—Code of Conduct and—Code of Conduct for Senior Financial Officers.” Stockholders may also receive a free copy of these documents by sending a written request to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations, or calling (972) 497-5000.

Corporate Governance Guidelines.  We have adopted Corporate Governance Guidelines that are available on our website at www.lennoxinternational.com by following the links “About Us—Corporate Governance—Corporate Governance Guidelines.” Stockholders may request a free copy of our Corporate Governance Guidelines from our Investor Relations department at the address and phone number set forth above under “Code of Conduct and Code of Ethical Conduct.”

Executive Session Meetings.  In accordance with our Corporate Governance Guidelines, the non-management members of our Board of Directors meet regularly in executive session without the presence of management. The Chairman of the Board chairs the executive session meetings of our non-management directors.

Committee Authority to Retain Independent Advisors.  Each of the Audit, Compensation and Human Resources and Board Governance Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by our company.

Whistleblower Procedures.  The Audit Committee has established procedures for the handling of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding such matters.

Disclosure Committee.  We have established a Disclosure Committee composed of members of management to assist us in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing the reports we file or submit to the Securities and Exchange Commission under the Securities Exchange Act of 1934.

No Executive Loans.  We do not extend loans to executive officers or directors and have no such loans outstanding.

EXECUTIVE COMPENSATION
[To be included in Definitive Proxy Statement]

DIRECTOR COMPENSATION
[To be included in Definitive Proxy Statement]

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 regarding shares of our common stock that may be issued under our equity compensation plans.

Number of Securities
	to be Issued upon		Weighted-Average		Number of Securities
	Exercise of		Exercise Price of		Remaining Available
	Outstanding		Outstanding		for Future Issuance
	Options, Warrants		Options, Warrants		Under Equity
Plan Category	and Rights		and Rights		Compensation Plans

Equity compensation plans approved by security holders	8,276,015	(1)	$17.66	(2)	7,126,027	(3)
Equity compensation plans not approved by security holders	—		—		—

TOTAL:	8,276,015		$17.66		7,126,027

(1)	Includes the following:

• 3,873,284 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1998 Plan;

• Stock appreciation rights based on 1,907,913 shares of common stock granted under the 1998 Plan, which, upon exercise, will be settled in stock;

• 940,423 shares of common stock to be issued upon the vesting of restricted stock awards outstanding under the 1998 Plan; and

•   1,554,395 PSP awards granted under the 1998 Plan, which, for PSP awards granted after 2003, includes the number of performance shares that will be issued assuming we meet the target performance measures for the applicable three-year performance period and, for PSP awards granted prior to 2003, includes the number of performance shares that will be issued at the end of the applicable ten-year vesting period.

Excludes approximately 111,463 shares of common stock to be issued upon exercise of outstanding stock options originally granted under five equity compensation plans adopted by Service Experts Inc., one of our subsidiaries. We assumed such options, which have a weighted-average exercise price of $38.29, in connection with our acquisition of Service Experts in 2000. No additional options will be granted under Service Experts’ equity compensation plans.

(2)	Excludes PSP awards and restricted stock awards because such awards have no exercise price.

(3)	Includes 6,735,412 shares of common stock available for issuance under the 1998 Plan; 331,113 shares of common stock available for issuance under the Non-Employee Directors’ Compensation and Deferral Plan and 59,502 shares of common stock reserved for issuance under the Employee Stock Purchase Plan, which is no longer active.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Thomas W. Booth, Stephen R. Booth and John W. Norris, III, each a member of our Board of Directors, John W. Norris, Jr., our former Chairman of the Board, David V. Brown, a former director of our company and Lynn B. Storey, the mother of Jeffrey D. Storey, M.D., a director of our company, as well as other stockholders of our company who may be immediate family members of the foregoing persons, are, individually or through trust arrangements, members of AOC Land Investment, L.L.C. (“AOC Land”). AOC Land owned 70% of AOC Development II, L.L.C. (“AOC Development”), which owned substantially all of One Lake Park, L.L.C. (“One Lake Park”) prior to the dissolution of AOC Development and One Lake Park in the second half of 2006. Beginning in 1998, we leased part of an office building in Richardson, Texas owned by One Lake Park for use as our corporate headquarters. We terminated these leases in June 2006. Our lease payments for 2006, 2005 and 2004 totaled approximately $1.4 million, $2.9 million and $3.2 million, respectively. We believe that the terms of our leases with One Lake Park were, at the time entered into, comparable to terms that could have been obtained from unaffiliated third parties. Please refer to “Proposal 1: Election of Directors” and “Proposal 2: Approval of the Issuance of Shares of our Common Stock Pursuant to an Agreement and Plan of Reorganization with A.O.C. Corporation” for additional information regarding family relationships that exist among certain members of our Board of Directors and related party transactions.

In December 2006, our Board of Directors adopted the Lennox International Inc. Related Party Transactions Policy, pursuant to which all related party transactions must be approved. Subject to limited exceptions, the written policy generally covers all transactions between our company and any director or executive officer, including their immediate family members and affiliates, as well as stockholders holding more than five percent of our common stock. Our Audit Committee is responsible for approving all related party transactions which must be on terms that are fair to our company and comparable to those that could be obtained in arm’s length dealings with an unrelated third party. In the event management recommends any related party transaction in between regularly scheduled Audit Committee meetings, such transactions may be presented to the Chairman of the Audit Committee for approval, subject to ratification by the Audit Committee at the next regularly scheduled meeting. In the event a related party transaction involves one or more members of the Audit Committee, the transaction must be approved by an ad hoc committee appointed by the Board and comprised entirely of independent and disinterested directors. Prior to adopting a formal written policy, we did not enter into any transactions in which our directors, executive officers or principal stockholders and their affiliates have a material interest unless such transactions were approved by a majority of the disinterested members of our Board of Directors and were on terms that are no less favorable to us than those that we could obtain from unaffiliated third parties.

Compensation Committee Interlocks and Insider Participation

During 2006, no member of the Compensation and Human Resources Committee was an officer or employee of our company or any of our subsidiaries. In addition, none of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our Board or on our Compensation and Human Resources Committee.

OWNERSHIP OF COMMON STOCK

The following table provides information regarding the beneficial ownership of our common stock as of February 1, 2007 by the following persons:

•	each person known by us to own more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our executive officers, directors and nominees for director, as a group.

Beneficial ownership includes direct and indirect ownership of shares of our common stock, including rights to acquire beneficial ownership of shares upon the exercise of stock options or stock appreciation rights exercisable as of February 1, 2007 and that would become exercisable within 60 days of such date. To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage of ownership is based on 67,193,292 shares of common stock outstanding as of February 1, 2007. Unless otherwise indicated, all stockholders listed below have an address in care of our principal executive offices which are located at 2140 Lake Park Blvd., Richardson, Texas 75080.

		Options/SARs
	Shares Beneficially	Exercisable Within		Percent
Name of Beneficial Owner	Owned(1)	60 Days	Total	of Class

Robert E. Schjerven	845,515	1,042,448	1,887,963	2.77%
Todd M. Bluedorn	—	—	—	*
Linda G. Alvarado(2)	30,952	101,385	132,337	*
Harry J. Ashenhurst, Ph.D.	245,183	76,524	321,707	*
Steven R. Booth(3)	2,779,859	46,697	2,826,556	4.20%
Thomas W. Booth(4)	2,797,575	37,108	2,834,683	4.22%
Scott J. Boxer	346,043	291,821	637,864	*
James J. Byrne	52,584	73,097	125,681	*
Susan K. Carter	117,855	6,154	124,009	*
Janet K. Cooper	21,577	46,697	68,274	*
Linda A. Goodspeed	198,253	128,634	326,887	*
C. L. (Jerry) Henry	19,779	61,828	81,607	*
John E. Major	36,935	44,114	81,049	*
Robert J. McDonough	—	—	—	*
John W. Norris, III(5)	320,436	30,014	350,450	*
Paul W. Schmidt	9,350	1,697	11,047	*
Terry D. Stinson	27,948	74,985	102,933	*
Jeffrey D. Storey, M.D.(6)	228,101	—	228,101	*
Richard L. Thompson	101,248	102,234	203,482	*
All named executive officers, other executive officers, directors and nominees for director as a group (24 persons)	6,565,079	2,356,698	8,921,777	12.83%
John W. Norris, Jr.(7)	3,839,634	647,621	4,487,255	6.61%

*	Less than 1%

(1)	Includes the following unvested restricted stock awards: Mr. Schjerven—98,701; Ms. Alvarado—3,096; Dr. Ashenhurst—53,260; Mr. S. Booth—3,096; Mr. T. Booth—3,993; Mr. Boxer—63,260; Mr. Byrne—3,096; Ms. Carter—53,260; Ms. Cooper—3,096; Ms. Goodspeed—53,260;

Mr. Henry—3,096; Mr. Major—3,096; Mr. Norris, III—3,096; Mr. Schmidt—3,096; Mr. Stinson—3,096; Dr. Storey—1,547; Mr. Thompson—5,418; and an aggregate of 88,834 shares pursuant to unvested restricted stock awards held by our executive officers who are not named executive officers.

Also includes the following unvested PSP awards: Mr. Schjerven—300,135; Dr. Ashenhurst—117,354; Mr. T. Booth—23,336; Mr. Boxer—111,433; Ms. Carter—53,563; Ms. Goodspeed—59,536; and an aggregate of 197,558 unvested PSP awards held by our executive officers who are not named executive officers.

(2)	Includes 8,174 shares held by Cimarron Holdings, LLC, of which Ms. Alvarado is a member.

(3)	Includes (a) 1,901,136 shares held by trusts for the benefit of Richard W. Booth, and 129,822 shares held by The Booth Family Charitable Lead Annuity Trust, for each of which Mr. S. Booth is a co-trustee (Mr. S. Booth disclaims beneficial ownership of such shares); (b) 642,741 shares held by the Steven R. Booth Trust of which Mr. S. Booth is a co-trustee; and (c) 85,494 shares held by Mr. S. Booth’s children. As co-trustee, Mr. T. Booth may also be considered the beneficial owner of the 1,901,136 shares held by trusts for the benefit of Richard W. Booth and the 129,822 shares held by The Booth Family Charitable Lead Annuity Trust.

(4)	Includes (a) 1,901,136 shares held by trusts for the benefit of Richard W. Booth and 129,822 shares held by The Booth Family Charitable Lead Annuity Trust, for each of which Mr. T. Booth is a co-trustee (Mr. T. Booth disclaims beneficial ownership of such shares); (b) 40,062 shares held by the Thomas W. Booth Trust of which Mr. T. Booth is a co-trustee; and (c) 38,531 shares held by the Kathleen M. Booth Trust and 37,520 shares held by the Carolyn L. Booth Trust, for each of which Mr. T. Booth is the trustee (Mr. T. Booth disclaims beneficial ownership of such shares). As co-trustee, Mr. S. Booth may also be considered the beneficial owner of the 1,901,136 shares held by trusts for the benefit of Richard W. Booth and the 129,822 shares held by The Booth Family Charitable Lead Annuity Trust.

(5)	Includes (a) 4,987 shares held by the W.H. Norris Trust, 4,987 shares held by the B.W. Norris Trust, and 4,063 shares held by the L.C. Norris Trust, for each of which Mr. Norris is a trustee; and (b) 31,768 shares held by Mr. Norris’ minor children.

(6)	Includes (a) 191,975 shares held by the Jeffrey D. Storey Trust, 14,943 shares held by the Kasey Storey Revocable Trust and 14,943 shares held by the Kendra Storey Revocable Trust, for each of which Dr. Storey is a trustee; and (b) 3,120 shares held by the Kasey L. Storey Irrevocable Trust and 3,120 shares held by the Kendra S. Storey Irrevocable Trust, over which Dr. Storey has sole voting power only.

(7)	Includes (a) 321,750 shares held by the John W. Norris, Jr. Trust A and 663,135 shares held by the Megan E. Norris Trust A, for each of which Mr. Norris is a co-trustee (Mr. Norris disclaims beneficial ownership of such shares); (b) 2,545,105 shares held by the Norris Family Limited Partnership, of which Mr. Norris is General Partner; and (c) 309,644 shares held by the Norris Living Trust. Mr. Norris’ address is 3831 Turtle Creek Blvd., Dallas, Texas 75219.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in their ownership of our common stock. Securities and Exchange Commission regulations require our directors, executive officers and greater than 10% stockholders to furnish us with copies of these reports. Based solely upon a review of such reports and related information furnished to us, we believe that, during the 2006 fiscal year, each person who served as a director or executive officer of our company or held more than 10% of our common stock complied with the Section 16(a) filing requirements except as follows:

•	Robert J. McDonough inadvertently filed one Form 4, reporting three transactions involving open market sales, three days late;

•	Each of Robert E. Schjerven, Harry A. Ashenhurst, Ph.D., Thomas W. Booth, Scott J. Boxer, Linda A. Goodspeed, David Inman, and Robert J. McDonough inadvertently failed to report one transaction involving the surrender of common stock to satisfy his or her tax withholding obligation in connection with the vesting of a PSP award. Upon discovery of the oversight, each of the foregoing individuals promptly filed an amended Form 4 reporting the transaction;

•	Each of Harry J. Bizios, David W. Moon and Douglas L. Young inadvertently failed to account for the surrender of common stock to satisfy his tax withholding obligation in connection with the vesting of a PSP award when reporting the amount of securities beneficially owned on Form 3. Upon discovery of the oversight, each of the foregoing individuals promptly filed an amended Form 3 reporting the correct amount of securities beneficially owned; and

•	Jeffrey D. Storey, M.D. inadvertently failed to account for certain shares when reporting the amount of securities beneficially owned on Form 3. Upon discovery of the oversight, Dr. Storey promptly filed an amended Form 3 reporting the correct amount of securities beneficially owned.

AUDIT COMMITTEE REPORT

Audit Committee Charter.  The Audit Committee of Lennox International Inc. acts pursuant to its written charter adopted by the Board of Directors. The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reporting process, the system of internal control, the audit process and the Company’s process for monitoring compliance with laws and regulations and corporate policies. The Audit Committee maintains effective working relationships with the Board of Directors, management, the Company’s internal auditors and the Company’s independent registered public accounting firm (“Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Independent Accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Auditor Independence.  The Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles, with management and the Independent Accountants. The Audit Committee has also discussed with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the Independent Accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the Company is compatible with maintaining the accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”

Audit Committee Recommendation.  Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by the Audit Committee of the Board of Directors:

Paul W. Schmidt (Chairperson)	Janet K. Cooper
C. L. (Jerry) Henry	John E. Major

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2007. A representative of KPMG will be present at the 2007 Annual Meeting of Stockholders and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement at the meeting if he or she desires to do so.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed to date for professional services rendered by KPMG for each of the last two fiscal years (in thousands).

	2006	2005(1)

Audit Fees(2)	$5,740	$5,208
Audit-Related Fees(3)	400	143
Tax Fees(4)	373	595
All Other Fees(5)	0	0

TOTAL	$6,513	$5,946

(1)	The amounts shown for 2005 may differ from the amounts shown in last year’s Proxy Statement due to the finalization of billings for services rendered in 2005.

(2)	Represents fees billed by KPMG for the audit of our annual financial statements included in our Annual Reports on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q; the audit of our internal control over financial reporting; and for services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements.

(3)	Represents fees billed by KPMG for assurance and related services reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. Such services consisted primarily of audits of our employee benefit plans.

(4)	Represents fees billed by KPMG for tax compliance, including review of tax returns, tax advice and tax planning.

(5)	We generally do not engage KPMG for “other” services.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit services provided by KPMG. In addition, all non-audit services provided by KPMG are pre-approved in accordance with our policy entitled “Use of External Audit Firm for Non-Attest Services.” The policy identifies services that are specifically prohibited by Securities and Exchange Commission rules and states that these services may not be performed by our external auditors. For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. In addition, the Audit Committee has approved annual maximum amounts for tax advisory and tax return services. No engagements are commenced until the Audit Committee Chairperson’s approval has been received. All approved services are reported to the full Audit Committee at each quarterly meeting.

In accordance with the foregoing, all services provided by KPMG in 2006 were pre-approved by the Audit Committee.

OTHER INFORMATION

Proxy Solicitation

We will pay for the cost of this proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, email or in person. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of our common stock. Upon request, we will reimburse the brokerage houses and custodians for their reasonable expenses in so doing.

Multiple Stockholders Sharing the Same Address

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of our Annual Report to Stockholders, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Annual Report to Stockholders, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

If you participate in householding and wish to receive a separate copy of our Annual Report to Stockholders, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K, please contact our Investor Relations department as indicated above.

Stockholder Proposals for the 2008 Annual Meeting of Stockholders

Proposals for Inclusion in the Proxy Statement.  If you wish to submit a proposal for possible inclusion in our 2008 proxy materials, we must receive your notice, in accordance with the rules of the Securities and Exchange Commission, on or before December 18, 2007. The proposal should be sent in writing to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary.

Proposals to be Offered at an Annual Meeting.  If you wish to introduce a proposal at the 2008 Annual Meeting of Stockholders but do not intend for your proposal to be considered for inclusion in our 2008 proxy materials, our Bylaws, as permitted by the rules of the Securities and Exchange Commission, require that you follow certain procedures. More specifically, you must give written notice to our Corporate Secretary of your intention to introduce a proposal. We must receive such notice at least 60 days but no more than 90 days prior to the Annual Meeting of Stockholders, or if we give less than 70 days notice of the Annual Meeting of Stockholders date, the notice must be received within 10 days following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders, we must receive notice of your intention to introduce a proposal within 10 days following the date on which notice of such meeting is first given to stockholders. Depending on the nature of your proposal, additional information may be required (see “Corporate Governance—Stockholder Nominations for Director”).

By Order of the Board of Directors

William F. Stoll, Jr.
Corporate Secretary

Richardson, Texas
April   , 2007

EXHIBIT A

AGREEMENT AND PLAN OF REORGANIZATION
BY AND BETWEEN
A.O.C. CORPORATION
AND
LENNOX INTERNATIONAL INC.
March 16, 2007

EXHIBIT A — Registration Rights Agreement
EXHIBIT B — Representations to the IRS in Connection with the Private Letter Ruling
EXHIBIT C — Accredited Investor Certificate
EXHIBIT D — Non-Accredited Investor Certificate

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of this 16th day of March, 2007, by and between A.O.C. Corporation, a Texas corporation (“AOC”) and Lennox International Inc., a Delaware corporation (“LII”).

RECITALS

A. As of the date hereof, the assets of AOC consist of (i) 2,695,770 shares of common stock, par value $.01 per share, of LII (“LII Common Stock”), and (ii) cash.

B. Prior to the closing of the transactions contemplated hereby (the “Closing”), AOC intends to distribute to its shareholders as a pro rata dividend, all of its cash, less $1,000,000 retained to discharge AOC’s existing liabilities, including payments to dissenters, if any (the “Cash Dividend”).

C. AOC desires to sell all of its assets remaining after giving effect to the Cash Dividend, consisting of 2,695,770 shares of LII Common Stock (the “Assets”) to LII and LII desires to purchase the Assets on the terms and subject to the conditions contained in this Agreement.

D. For federal income tax purposes, the parties intend that the Reorganization shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder and that the execution of this Agreement will constitute adoption of a plan of reorganization under Section 368(a) of the Code and the regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties hereby, intending to be legally bound, agree as follows:

ARTICLE I

DEFINED TERMS

1.1  Certain Defined Terms.  As used in this Agreement, the terms set forth below have the following meanings:

“Accredited Investor” means “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Applicable Law” means any federal, state, local, municipal, foreign, international, multinational or other administrative statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Authority to which a specified person or property is subject.

“Assets” has the meaning set forth in the Recitals.

“AOC” has the meaning set forth in the preamble to this Agreement.

“AOC Common Stock” has the meaning set forth in Section 4.2.

“AOC Financial Statements” has the meaning set forth in Section 4.4.

“AOC Special Meeting” has the meaning set forth in Section 6.6.

“Cash Dividend” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in the Recitals.

“Closing Date” has the meaning set forth in Article III.

“Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

“Consideration Certificate” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“IRS” means the Internal Revenue Service of the United States or any successor entity.

“LII” has the meaning set forth in the preamble to this Agreement.

“LII Annual Meeting” has the meaning set forth in Section 6.5(i).

“LII Certificate” has the meaning set forth in Section 4.8.

“LII Common Stock” has the meaning set forth in the Recitals.

“Liabilities” has the meaning set forth in Section 2.1.

“Material Adverse Effect” means any change, circumstance, effect, event or fact that has a material and adverse effect on the business, assets, financial condition or results of operations, taken as a whole.

“New LII Shares” has the meaning set forth in Section 2.1.

“NYSE” means the New York Stock Exchange.

“NYSE Rules” means the NYSE Listed Company Manual.

“PPM” has the meaning set forth in Section 6.7.

“Private Letter Ruling” has the meaning set forth in Section 7.4.

“Proceeding” means any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

“Pro Rata Share” means with respect to an AOC Shareholder, a fraction, expressed as a percentage, the numerator of which is the number of shares of AOC Common Stock owned by such AOC Shareholder, and the denominator of which is the total number of shares of AOC Common Stock owned by all AOC Shareholders, in each case as determined on the Closing Date.

“Proxy Statement” has the meaning set forth in Section 6.5(ii).

“Registration Rights Agreement” means that certain Registration Rights Agreement between LII and each AOC Shareholder, providing for piggyback registration rights, substantially in the form attached hereto as Exhibit A.

“Reorganization” has the meaning set forth in Section 2.3.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Tax” or “Taxes” means any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority, plus all amounts due with respect to unclaimed property.

“Taxing Authority” means any government or subdivision, agency, commission or authority thereof having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

“Tax Returns” means any and all statements, returns, reports and forms (including elections, declarations, claims for refund, amendments, schedules, information returns or attachments thereto) filed or required to be filed with a Taxing Authority relating to Taxes.

“TBCA” means the Texas Business Corporation Act.

ARTICLE II

PLAN OF REORGANIZATION

2.1  Sale of Assets; Consideration; No Liability.

(i) At the Closing and subject to the terms and conditions set forth in this Agreement, AOC shall convey, transfer and deliver the Assets to LII. In consideration therefor, at the Closing and subject to the terms and conditions set forth in this Agreement, LII shall deliver to AOC 2,239,589 shares (subject to reduction pursuant to section 2.6(i)) of LII Common Stock (the “New LII Shares”) issued in the names of the AOC Shareholders in such amounts as set forth in the Consideration Certificate. The New LII Shares will contain the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT IN COMPLIANCE WITH THE REQUIREMENTS OF ALL SUCH LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION AND AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED BY SUCH LAWS.”

(ii) At least two business days prior to the Closing, AOC shall deliver to LII a certificate executed on behalf of AOC by its Chairman or President setting forth (a) the names and addresses of the AOC shareholders of record on the Closing Date (the “AOC Shareholders”); (b) the number of shares of AOC Common Stock owned by the AOC Shareholders on the Closing Date; (c) the number of New LII Shares to be issued to each AOC Shareholder in accordance with his or her Pro Rata Share and the exact name that should appear on each stock certificate representing that number of whole New LII Shares to be issued to each AOC Shareholder pursuant to this Section 2.1 and Section 2.2; (d) the decision by AOC either to distribute cash in lieu of fractional shares or to round the New LII Shares upward or downward pursuant to Section 2.6; and (e) the respective cash amounts in lieu of fractional shares payable to each AOC Shareholder or the results of such rounding pursuant to Section 2.6 (the “Consideration Certificate”).

(iii) LII shall not assume or become liable for any debts, liabilities or obligations of AOC, whether absolute or contingent, known or unknown, accrued or unaccrued or otherwise (collectively, the “Liabilities”).

2.2  AOC Liquidating Distribution; Dissolution.  Prior to the Closing, AOC shall distribute the Cash Dividend to its shareholders pro rata. As soon as practicable after the Closing Date but not later than 30 days thereafter, AOC shall distribute to the AOC Shareholders in accordance with their respective Pro Rata Share and in liquidation of AOC (i) the stock certificates representing the whole New LII Shares, (ii) the cash (if any) paid by LII in lieu of fractional shares pursuant to Section 2.6, and (iii) the assets (if any) of AOC remaining after the satisfaction of all of its Liabilities. Such distribution in liquidation of AOC shall be structured so that the issuance of the New LII Shares to the AOC Shareholders is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder. AOC agrees to take all steps necessary to dissolve AOC in a reasonable amount of time after the liquidating distribution and in no event later than 180 days following the Closing Date.

2.3  Reorganization.  The transfer by AOC of the Assets to LII in exchange for the New LII Shares, the pro rata distribution of the New LII Shares, cash in lieu of fractional New LII Shares and remaining assets to the AOC Shareholders in liquidation of AOC and the subsequent dissolution of AOC is referred to herein as the “Reorganization.”

2.4  Dissenter’s Rights.  Notwithstanding anything in this Agreement to the contrary, shares of AOC Common Stock outstanding immediately prior to the Closing Date and held by an AOC Shareholder who has not voted in favor of the Reorganization or consented thereto in writing and who has delivered to AOC a written objection to the Reorganization in accordance with Article 5.12 of the TBCA shall be entitled to payment of the fair value of such shares in accordance with the provisions of Articles 5.11 through 5.13, inclusive, of the TBCA; provided that if such AOC Shareholder fails to perfect or effectively withdraws or loses his or her right to payment of the fair value of his shares under the TBCA, such shares shall be treated as if they had been voted in favor of the Reorganization. AOC shall give LII prompt notice of any objections or demands received by AOC from any shareholder exercising his right to dissent, and, prior to the Closing Date, LII shall have the right to participate in all negotiations and proceedings with respect thereto. Prior to the Closing Date, AOC shall not, except with the prior written consent of LII, make any payment with respect to, or settle or offer to settle, any such objections or demands.

2.5  Stock Transfer Books.  AOC shall close its stock transfer books for a reasonable period prior to Closing, but in no event more than fifty (50) days, for the purpose of determining the AOC Shareholders entitled to receive New LII Shares pursuant to Section 2.2 and the number of AOC Shareholders who are not Accredited Investors. AOC shall provide LII with notice of any registration of transfers of AOC Common Stock that occur between the date of this Agreement and the closing of its stock transfer books.

2.6  Fractional Shares.  Notwithstanding any other provision of this Agreement, solely for the purpose of saving LII the expense and inconvenience of issuing and transferring fractional shares, no fractional shares of LII Common Stock will be issued. AOC shall determine, in its sole discretion, at least two business days prior to the Closing Date, whether to distribute cash in lieu of fractional shares or to round the fractional shares that would otherwise be received by each AOC Shareholder upward or downward, in each case, as described in this Section 2.6.

(i) If AOC determines to distribute cash in lieu of fractional shares, (a) any AOC Shareholder entitled to receive a fractional share of LII Common Stock but for this Section 2.6 shall be entitled to receive a cash payment in lieu thereof in an amount equal to the percentage of a whole share of LII Common Stock represented by such fractional share multiplied by $29.00, (b) LII shall deliver at Closing a check made payable to AOC in the aggregate amount of such cash payments to the AOC Shareholders in lieu of fractional shares, and (c) the aggregate number of New LII Shares to be delivered to AOC pursuant to Section 2.1 shall be reduced by such number of shares equal to the sum of all of all fractional shares for which cash is paid in lieu thereof pursuant to this Section 2.6(i).

(ii) If AOC determines to round the fractional shares, (a) each fractional share of LII Common Stock that any AOC Shareholder would otherwise receive but for this Section 2.6, shall be rounded upward or downward to the next whole number of New LII Shares, as determined by AOC in its sole discretion, and the aggregate number of shares to be received by such AOC Shareholder pursuant to this Agreement shall be adjusted accordingly as determined by AOC in its sole discretion and (b) the aggregate number of New LII Shares to be delivered to AOC pursuant to Section 2.1 shall not change.

(iii) The (i) decision by AOC either to (A) distribute cash in lieu of fractional shares or (B) round the New LII Shares upward or downward, and (ii) respective cash amounts payable to each AOC Shareholder or the results of such rounding, as applicable, shall be set forth in the Consideration Certificate.

ARTICLE III

THE CLOSING

The Closing shall occur at the offices of Thompson & Knight LLP, 1700 Pacific Avenue, Suite 3300, Dallas, Texas, 75201 at 9:00 a.m. on the third business day following the satisfaction or waiver of each of the conditions to the obligations of the parties set forth in Articles VII and VIII hereof to complete the Reorganization or such later date as the parties may mutually agree. The date on which the Closing takes place is herein referred to as the “Closing Date”.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF AOC

AOC represents and warrants to LII as of the date of this Agreement as follows:

4.1  Organization and Existence.  AOC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

4.2  Capitalization.  The authorized capital of AOC consists of 50,000 shares of common stock, par value $10.00 per share (the “AOC Common Stock”), of which 12,315 shares of AOC Common Stock are issued and outstanding. All of the outstanding shares of AOC Common Stock have been duly authorized and are validly issued, fully paid and non assessable and not subject to preemptive rights.

4.3  Power and Authority.  The Board of Directors of AOC has adopted a resolution declaring the advisability of, and recommending that the AOC shareholders approve this Agreement and the Reorganization. AOC has full corporate power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby, including the Reorganization. The execution, delivery and performance by AOC of this Agreement, and the consummation by AOC of the transactions contemplated hereby, including the Reorganization, have been duly authorized by all necessary corporate action (other than the approval of the Reorganization by the holders of AOC Common Stock in accordance with the TBCA and the AOC bylaws). This Agreement has been duly executed and delivered by AOC and constitutes, and each other agreement, instrument or document executed or to be executed by AOC in connection with the Reorganization has been, or when executed will be, duly executed and delivered by AOC and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of AOC enforceable against it in accordance with its terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4  Financial Statements.  AOC has furnished LII with true and complete copies of the unaudited statement of assets and liabilities of AOC as of December 31, 2006 and the related unaudited statements of income of AOC for the quarterly period then ended (the “AOC Financial Statements”). The AOC Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the financial position of AOC as at the date thereof and the results of its operations and changes in financial position for the period then ended.

4.5  Absence of Certain Changes.  Except as reflected on the AOC Financial Statements, AOC has no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise. Except as contemplated hereby, since December 31, 2006, AOC has not incurred any material liability, except in the ordinary course of its business consistent with its past practice, nor has there been any change, or any event involving a prospective change, in the business, assets, financial condition or results of operations of AOC which has had, or is reasonably likely to have, a Material Adverse Effect on AOC. On the Closing Date, AOC will have no debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent or otherwise, except those debts, liabilities or obligations for which cash amounts have been set aside in connection with this Agreement.

4.6  No Violation; Consents and Approvals.  Neither the execution, delivery and performance of this Agreement nor the consummation by AOC of the transactions contemplated herein will (i) violate any provision of the articles of incorporation or bylaws of AOC, (ii) violate any statute, law, judgment, writ, decree, order, regulation or rule of any court or Governmental Authority applicable to AOC or (iii) result in a violation or breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Assets pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or obligation to which AOC is subject.

4.7  Litigation.  There are no Proceedings pending or, to the knowledge of AOC, threatened against AOC.

4.8  Title to Assets.  The Assets are represented by one or more LII Common Stock certificate(s) issued in the name of AOC (the “LII Certificate”). The Assets are owned by AOC free and clear of any liens, claims, charges, options and encumbrances, except for the restricted legend on the LII Certificate. The Assets and cash represent all of the assets of AOC.

4.9  Governmental Approvals.  Except as may be obtained under state securities or “Blue Sky” laws, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by AOC in connection with the execution, delivery or performance of this Agreement by AOC or the consummation of this Agreement.

4.10  Tax Matters.  AOC has duly filed all Tax Returns required to be filed with the IRS or other applicable Taxing Authority, and no extensions of the applicable statute of limitations with respect to any such Tax Return has been requested or granted and all such Tax Returns were true and correct in all material respects. AOC has timely paid all material Taxes and assessments currently due and payable by AOC. No notice of any proposed Tax deficiency, assessment or levy has been received by AOC that has not been fully resolved. AOC has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other third party.

4.11  No Brokers.  AOC has not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the Reorganization.

4.12  No Employees; No Employee Benefit Plans.  AOC has no employees and no employee benefit plans.

4.13  No Reliance.  Except for the representations and warranties made by AOC in this Agreement, including in any Exhibit hereto or in any other document, certificate or instrument delivered to LII at Closing by or on behalf of AOC in connection with this Agreement, AOC will not make any representation or warranty with respect to its business, operations, assets, liabilities, condition (financial or otherwise) or prospects. Without limiting the generality of the foregoing, LII acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to LII or any of their respective representatives.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF LII

LII represents and warrants to AOC as of the date of this Agreement as follows:

5.1  Organization and Existence.  LII is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

5.2  Capitalization.  The authorized capital of LII consists of 200,000,000 shares of common stock, par value $.01 per share (the “LII Common Stock”), and 25,000,000 shares of preferred stock, par value $.01 per share. As of March 15, 2007, 68,059,113 shares of LII Common Stock and no shares of preferred stock are issued and outstanding. All of the outstanding shares of LII Common Stock have been duly authorized and are validly issued, fully paid and non assessable and are not subject to preemptive rights.

5.3  Power and Authority.  The Board of Directors of LII has adopted a resolution declaring the advisability of, and recommending that the LII stockholders approve the issuance of the New LII Shares pursuant to this Agreement. LII has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby to be performed by it. The execution, delivery and performance by LII of this Agreement, and the consummation by LII of the transactions contemplated hereby to be performed by it, have been duly authorized by all necessary corporate action (other than the approval by the holders of LII Common Stock of the issuance of the New LII Shares pursuant to this Agreement, in accordance with the LII bylaws and the NYSE Rules). This Agreement has been duly executed and delivered by LII and constitutes, and each other agreement, instrument or document executed or to be executed by LII in connection with the Reorganization, including without limitation the Registration Rights Agreement, has been, or when executed will be, duly executed and delivered by LII and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of LII enforceable against it in accordance with its terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4  No Violations; Consents and Approvals.  Neither the execution, delivery and performance of this Agreement nor the consummation by LII of the transactions contemplated herein will (i) violate any provision of the articles of incorporation or bylaws of LII, (ii) violate any statute, law, judgment, writ, decree, order, regulation or rule of any court or Governmental Authority applicable to LII or (iii) result in a violation or breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of LII pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or obligation to which LII is subject, which, in the case of clauses (ii) and (iii), would reasonably be likely to have a Material Adverse Effect.

5.5  No Litigation.  There are no Proceedings pending or, to the knowledge of LII, threatened which would reasonably be expected to prevent or hinder consummation of the transactions contemplated hereby.

5.6  Listing.  The outstanding LII Common Stock is listed for trading on the NYSE.

5.7  No Brokers.  AOC has not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the Reorganization.

5.8  No Reliance.  Except for the representations and warranties made by LII in this Agreement, including in any Exhibit hereto or in any other document, certificate or instrument delivered to AOC at Closing by or on behalf of LII in connection with this Agreement, LII will not make any representation or warranty with respect to its business, operations, assets, liabilities, condition (financial or otherwise) or prospects. Without limiting the generality of the foregoing, AOC acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to AOC or any of their respective representatives.

ARTICLE VI

ADDITIONAL AGREEMENTS; COVENANTS OF PARTIES

6.1  Operation in the Ordinary Course of Business.  AOC shall ensure that all Liabilities arising before or after the Closing are timely discharged. Except as expressly contemplated hereby or necessary to consummate the Reorganization, AOC shall operate only in the ordinary course of business consistent with past practice.

6.2  Press Releases.  Except as may be required by Applicable Law or by the rules of the NYSE, neither AOC nor LII shall issue any press release with respect to this Agreement or the Reorganization without the prior consent of the other party (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by Applicable Law or by the rules of any national securities exchange shall only be made after reasonable notice to the other party.

6.3  Listing.  LII agrees to prepare and submit an application to the NYSE for the listing of the New LII Shares on the NYSE.

6.4  Fees and Expenses.  AOC shall be responsible for the payment of all expenses incurred by AOC in connection with the Reorganization, including, without limitation, all fees and expenses of AOC’s legal counsel and accountants engaged by AOC to assist in the Reorganization. Subject to receipt of appropriate documentation, AOC shall also reimburse LII for all out-of-pocket expenses reasonably incurred by LII in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of LII’s legal counsel and accountants engaged by LII to assist in the Reorganization whether or not the Closing occurs; provided that the maximum amount of reimbursement to which LII is entitled is $250,000. Notwithstanding the foregoing, AOC shall have no obligation to reimburse LII’s out-of-pocket expenses pursuant to this Section 6.4 if the Board of Directors of LII withdraws or modifies its recommendation as provided in Section 6.5 and this Agreement is terminated pursuant to Section 9.1(vi).

6.5  LII Annual Meeting; Proxy Statement.

(i) LII shall submit a proposal to the holders of LII Common Stock to consider and vote upon the issuance of the New LII Shares pursuant to this Agreement at LII’s Annual Meeting of Stockholders currently scheduled to be held on May 17, 2007 (the “LII Annual Meeting”). The vote required for the approval of the issuance of the New LII Shares pursuant to this Agreement is described in Section 7.5(ii) of this Agreement, as required by Rule 312.03(b) of the NYSE Rules. The Board of Directors of LII shall, subject to its fiduciary obligations to LII under Applicable Law, taking into account the advice of counsel, recommend to the LII stockholders that they approve the issuance of the New LII Shares pursuant to this Agreement. For the avoidance of doubt, the Board of Directors may withdraw or modify its recommendation if it determines, after taking into account the advice of counsel, that the withdrawal or modification of the recommendation is necessary or desirable to comply with its fiduciary obligations to LII and its stockholders under Applicable Law.

(ii) LII shall prepare, shall file with the SEC under the Exchange Act and, promptly thereafter, shall mail to LII stockholders, a proxy statement with respect to the LII Annual Meeting. The term “Proxy Statement,” as used herein, means such proxy statement and all related proxy materials and all amendments and supplements thereto, if any. Subject to Section 6.5(i), the Proxy Statement shall contain the recommendation of the Board that holders of LII Common Stock vote in favor of the issuance of the New LII Shares pursuant to this Agreement. LII shall notify AOC reasonably promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Statement by the SEC, and LII shall supply AOC with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Proxy Statement. AOC shall cooperate with LII’s reasonable requests in preparing the Proxy Statement, and LII and AOC shall each use its reasonable best efforts to obtain and furnish the information required to be included in the Proxy Statement. LII and AOC each agree promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and LII further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated promptly to the LII stockholders, in each case as and to the extent required by Applicable Law.

6.6  AOC Special Meeting.  AOC shall, in accordance with the TBCA and AOC’s bylaws, duly call, give notice of, convene and hold a special meeting of the holders of AOC Common Stock (the “AOC Special Meeting”) as promptly as practicable after the date hereof (but no later than the date of the LII Annual Meeting) to consider and vote upon the adoption and approval of the Reorganization. The AOC shareholder vote required for the adoption and approval of the Reorganization shall be an affirmative vote of the holders of at least two-thirds of the outstanding shares of AOC Common Stock entitled to vote thereon, as required by Articles 5.10 and 6.03 of the TBCA and the AOC bylaws. The Board of Directors of AOC shall, subject to its fiduciary obligations to AOC under Applicable Law, taking into account the advice of counsel, recommend to such shareholders that they vote in favor of the adoption and approval of all matters necessary to effectuate the Reorganization.

6.7  Private Placement.  Promptly after the date hereof, LII shall prepare a private placement memorandum containing information in compliance with Rule 502 of Regulation D for the purposes of satisfying the exemption from registration of the New LII Shares under the Securities Act and Rule 506 of Regulation D promulgated thereunder (the “PPM”). As used herein, PPM includes such private placement memorandum and all amendments and supplements thereto, if any. LII shall use its reasonable best efforts to have the PPM completed so that it can be delivered with or as a part of the notice and proxy materials as part of the AOC Special Meeting. AOC shall cooperate with LII’s reasonable requests in preparing the PPM, and LII and AOC shall each use its reasonable best efforts to obtain and furnish the information necessary to complete the PPM within a reasonable period of time after the execution of this Agreement. The information provided by AOC and LII shall not contain any untrue statement of a material fact or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. LII and AOC each agree promptly to correct any information provided by it for use in the PPM if and to the extent that such information shall have become false or misleading in any material respect, and LII and AOC further agree to use their reasonable best efforts to cause the PPM as so corrected to be disseminated to the extent required by Applicable Law. LII shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) reasonably required to be taken under any applicable state securities laws in connection with the issuance of securities pursuant to the PPM.

6.8  Cooperation and Information.  The parties shall cooperate fully with each other in connection with the preparation of the Proxy Statement, the PPM, and the Private Letter Ruling and the filing of the Proxy Statement and Private Letter Ruling with the applicable Governmental Authority, and shall obtain and furnish to each other the information required to be included (based upon the advice of its counsel) in such documents and filings.

6.9  Tax-Free Reorganization.  Promptly after the date of this Agreement, AOC and LII shall prepare and submit the Private Letter Ruling with the IRS. AOC shall notify LII reasonably promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Private Letter Ruling from the IRS, and AOC shall supply LII with copies of all correspondence between it and its representatives, on the one hand, and the IRS or members of its staff, on the other, with respect to the Private Letter Ruling. AOC, after consultation with LII, shall use its reasonable best efforts to respond promptly to any comments made by the IRS with respect to the Private Letter Ruling. AOC and LII agree to treat the Reorganization as a reorganization within the meaning of Section 368(a) of the Code and to file all Tax Returns consistently with such treatment and to not take a position with any Taxing Authority inconsistent with such treatment. In connection with the Private Letter Ruling regarding such tax treatment, AOC and LII shall make to the IRS the representations contained (and ascribed to each of them) in Exhibit B hereto.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF AOC

The obligations of AOC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

7.1  Representations and Warranties True.  All the representations and warranties of LII contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent that any such representation or warranty is made as of a specified date, such representation or warranty shall have been true and correct as of such specified date.

7.2  Covenants and Agreements Performed by LII.  LII shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

7.3  Compliance Certificate.  AOC shall have received certificates to the effect set forth in Sections 7.1 and 7.2, dated the Closing Date, signed on behalf of LII by a duly authorized officer.

7.4  Tax Ruling.  AOC shall have obtained a ruling from the IRS with respect to the Reorganization in form and substance reasonably satisfactory to AOC to the effect that, based on the facts and assumptions stated therein, for Federal income tax purposes the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code (the “Private Letter Ruling”).

7.5  Shareholder Approval.

(i) The holders of at least two-thirds of the outstanding shares of AOC Common Stock entitled to vote thereon shall have duly and validly approved the Reorganization and all other actions necessary to effectuate the Reorganization.

(ii) The holders of at least 50% of the outstanding shares of LII Common Stock entitled to vote thereon shall have cast a vote in respect of the proposal contained in the Proxy Statement to issue New LII Shares pursuant to this Agreement and such proposal shall have been duly and validly approved by at least a majority of the votes cast.

7.6  Regulatory Approvals.  All necessary approvals, registrations, and exemptions under federal and state securities laws shall have been obtained.

7.7  Stock Exchange Listing.  The New LII Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

7.8  Legal Proceedings.  On the Closing Date, other than suits to enforce this Agreement, there shall not be (i) any effective injunction, writ, or temporary restraining order or any other order of any nature issued by a court or Governmental Authority of competent jurisdiction directing that any aspect of the Reorganization not be consummated, or (ii) any Proceeding pending in which it is or may be sought to prohibit, substantially delay, or rescind this Agreement or any aspect of the Reorganization or to obtain an award of damages in connection with the Reorganization and which, in the good faith judgment of either of the parties, is material.

7.9  Stock Certificates; Cash in Lieu of Fractional Shares.  AOC shall have received stock certificates representing the whole New LII Shares in the name and denomination as set forth in the Consideration Certificate and, if applicable, a check by LII made payable to AOC in the aggregate amount of cash payments to AOC Shareholders in lieu of fractional shares pursuant to Section 2.6.

7.10  Registration Rights Agreement.  LII shall have delivered to AOC an executed copy of the Registration Rights Agreement.

7.11  Dissenters.  The number of shares of AOC Common Stock outstanding immediately prior to the Closing Date and held by an AOC Shareholder who has not voted in favor of the Reorganization or consented thereto in writing and who has delivered to AOC a written objection to the Reorganization in accordance with Article 5.12 of the TBCA shall be less than 5% of the total number of shares of AOC Common Stock outstanding immediately prior to the Closing Date.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF LII

The obligations of LII to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

8.1  Representations and Warranties True.  All the representations and warranties of AOC contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent that any such representation or warranty is made as of a specified date, such representation or warranty shall have been true and correct as of such specified date.

8.2  Covenants and Agreements Performed by AOC.  AOC shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

8.3  Compliance Certificate.  LII shall have received certificates to the effect set forth in Sections 8.1 and 8.2, dated the Closing Date, signed on behalf of AOC by a duly authorized officer.

8.4  Tax Ruling.  AOC shall have obtained the Private Letter Ruling in form and substance reasonably satisfactory to LII.

8.5  Shareholder Approval.

(i) The holders of at least two-thirds of the outstanding shares of AOC Common Stock entitled to vote thereon shall have duly and validly approved the Reorganization and all other actions necessary to effectuate the Reorganization.

(ii) The holders of at least 50% of the outstanding shares of LII Common Stock entitled to vote thereon shall have cast a vote in respect of the proposal contained in the Proxy Statement to issue New LII Shares pursuant to this Agreement and such proposal shall have been duly and validly approved by at least a majority of the votes cast.

8.6  Regulatory Approvals.  All necessary approvals, registrations, and exemptions under federal and state securities laws shall have been obtained.

8.7  Legal Proceedings.  On the Closing Date, other than suits to enforce this Agreement, there shall not be (i) any effective injunction, writ, or temporary restraining order or any other order of any nature issued by a court or Governmental Authority of competent jurisdiction directing that any aspect of the Reorganization not be consummated, or (ii) any Proceeding pending in which it is or may be sought to prohibit, substantially delay, or rescind this Agreement or any aspect of the Reorganization or to obtain an award of damages in connection with the Reorganization and which, in the good faith judgment of either of the parties, is material.

8.8  LII Certificate.  LII shall have received the LII Certificate, together with such stock powers or other instruments duly authorized on behalf of AOC dated the Closing Date as are reasonably satisfactory to LII, evidencing the sale, assignment, transfer, and conveyance by AOC to LII of the Assets in accordance with the terms hereof.

8.9  Consideration Certificate.  LII shall have received the Consideration Certificate at least two business days prior to the Closing Date.

8.10  Dissenters.  The number of shares of AOC Common Stock outstanding immediately prior to the Closing Date and held by an AOC Shareholder who has not voted in favor of the Reorganization or consented thereto in writing and who has delivered to AOC a written objection to the Reorganization in accordance with Article 5.12 of the TBCA shall be less than 5% of the total number of shares of AOC Common Stock outstanding immediately prior to the Closing Date.

8.11  Registration Rights Agreement.  AOC shall have delivered to LII a copy of the Registration Rights Agreement duly executed by each AOC Shareholder.

8.12  Non-Accredited Investors.  There shall be no more than thirty-five (35) AOC Shareholders who are not Accredited Investors.

8.13  Investment Certificate.  LII shall have received a certificate in the form of Exhibit C hereto duly executed by each AOC Shareholder that is an Accredited Investor and a certificate in the form of Exhibit D hereto duly executed by each AOC Shareholder that is not an Accredited Investor.

ARTICLE IX

TERMINATION

9.1  Termination Prior to Closing.  This Agreement may be terminated and the Reorganization abandoned at any time prior to the Closing in the following manner:

(i) by mutual written consent of AOC and LII;

(ii) by AOC or LII after September 30, 2007, if the Closing shall not have occurred by the close of business on such date, so long as the failure to consummate the Reorganization on or before such date does not result from a breach of this Agreement by the party seeking termination of this Agreement;

(iii) by AOC, if (A) any of the representations and warranties of LII contained in this Agreement shall not be true and correct when made or at any time prior to the Closing as if made at and as of such time or (B) LII shall have failed to fulfill any of their obligations in this Agreement in all material respects; and, in the case of each of clauses (A) and (B), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within five days of actual knowledge thereof by LII;

(iv) by LII, if (A) any of the representations and warranties of AOC contained in this Agreement shall not be true and correct when made or at any time prior to the Closing as if made at and as of such time or (B) AOC shall have failed to fulfill any of their obligations in this Agreement in all material respects; and, in the case of each of clauses (A) and (B), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within five days of actual knowledge thereof by AOC;

(v) by AOC or LII, if the AOC shareholders do not approve the Reorganization at the AOC Special Meeting as described in Section 7.5(i) of this Agreement; or

(vi) by AOC or LII, if the LII stockholders do not approve the Reorganization at the LII Annual Meeting as described in Section 7.5(ii) of this Agreement.

9.2  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 9.1 by LII, on the one hand, or AOC, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the provisions contained in this Article IX and Article X and in Section 6.4 shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for any willful breach of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1  Survival of Representations and Warranties.  The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing Date. This Section 10.1 shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Closing Date.

10.2  Notices.  Any notice required or permitted to be given under this Agreement must be in writing and shall be deemed delivered three days after it is deposited in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified, with a return receipt requested. Notice delivered by facsimile transmission (with the original being mailed the next day) shall be deemed to have been delivered on the day it is faxed to the recipient. Notice served in any other manner shall be deemed to have been given only if and when received by the addressee. For purposes of notices, the addresses of the parties shall be initially as set forth below. A party may change its address for purposes of this Section 10.2 by giving notice of such change of address to the other party in the manner herein provided for giving notice.

(i) if to AOC:

A.O.C. Corporation
c/o Service Experts Inc. [4T]
2140 Lake Park Boulevard
Richardson, Texas
Dallas, Texas 75080
Attention: Thomas W. Booth
Facsimile: (972) 497-6948

with copies to:

Thompson & Knight LLP
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
Attention: Ann Marie Cowdrey
Facsimile: (214) 969-1751

(ii) if to LII:

Lennox International Inc.
2140 Lake Park Blvd.
Richardson, Texas 75080
Attention: William F. Stoll, Jr.
Facsimile: (972) 497-6660

with copies to:

Baker Botts LLP
2001 Ross Avenue
Dallas, Texas 75201-2980
Attention: Douglass M. Rayburn
Facsimile: (214) 661-4634

10.3  Entire Agreement; Incorporation By Reference.  This Agreement, together with the Exhibits, which are incorporated by reference herein, and the Registration Rights Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. No representations or warranties, other than those specifically set forth herein or in documents delivered pursuant to the terms hereof, are being made by the parties, notwithstanding any oral or written management presentations or other information provided by one party to the other.

10.4  Amendment.  This Agreement may not be amended except by an instrument in writing executed by both parties hereto.

10.5  Binding Effect; Assignment; No Third Party Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties (by operation of law or otherwise) without the prior written consent of the other party, which consent may be withheld or denied in their sole and absolute discretion. Nothing expressed or referred to in this Agreement shall be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall enure to a successor or permitted assignee under this Agreement.

10.6  Severability.  If any provision of this Agreement is held to be unenforceable, then this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect to the maximum extent permitted by Applicable Law.

10.7  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Texas, without giving effect to the conflict of laws rules thereof.

10.8  Headings.  The descriptive headings in this Agreement are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

10.9  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Remainder of this page intentionally left blank]

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the dates set forth by their signatures below, to be effective as of the date set forth above.

A.O.C. CORPORATION

By:	/s/ Tom Booth
Name: Tom Booth

Title:	President, AOC

LENNOX INTERNATIONAL INC.

By:	/s/ William F. Stoll, Jr.
Name: William F. Stoll

Title:	Chief Legal Officer

LENNOX INTERNATIONAL INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2007

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes Richard L. Thompson and William F. Stoll, Jr., and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox International Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 17, 2007, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083, or at any reconvened meeting after any adjournment or postponement thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Annual Meeting or any reconvened meeting after any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND, IN THE NAMED PROXIES’ DISCRETION, “FOR” ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
(Important — please sign and date on the reverse side and return promptly)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your Lennox International Inc. account online.
Access your Lennox International Inc. stockholder account online via Investor ServiceDirect® (ISD).
Melon Investor Services LLC, Transfer Agent for Lennox International Inc., now makes it easy and convenient to get current information on your stockholder account.

•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday - Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC
* * * * TRY IT OUT * * * *
www.melloninvestor.com/isd/
Investor ServiceDircet®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:	1-800-370-1163

THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of the following nominees as Class III directors for a term expiring in 2010.

WITHHOLD
AUTHORITY
01	Todd M. Bluedorn	FOR	to vote for
02	Janet K. Cooper	all nominees	all nominees
03	C.L. (Jerry) Henry	listed	listed	EXCEPTIONS
04	Terry D. Stinson	☐	☐	☐
05	Richard L. Thompson

		FOR	AGAINST	ABSTAIN
2.	Approval of the issuance of shares of our common stock pursuant to an Agreement and Plan of Reorganization with A.O.C. Corporation.	☐	☐	☐

3.	At the discretion of the named Proxies on any other matter that may properly come before the meeting or any adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name in the space provided below.

I (We) plan to attend the Annual Meeting of Stockholders on May 17, 2007.	☐

Dated	, 2007

Signature

Signature
Please sign exactly as your name appears hereon. Executors, administrators, guardians, and others signing in a fiduciary capacity should indicate such capacity when signing. If shares are held jointly, each holder should sign. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/lii
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

     If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at www.lennoxinternational.com
<http://www.lennoxinternational.com>
by selecting SEC Filings from the Financials menu.